UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2021
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ANTARES PHARMA, INC.
(Exact name of registrant specified in its charter)
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Delaware	001-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (609) 359-3020
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATRS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events
On October 18, 2021, Antares Pharma, Inc. (“Antares”) announced that it had entered into an exclusive license agreement (the “License Agreement”) with Lipocine Inc. (“Lipocine”) for TLANDO® (testosterone undecanoate), an oral treatment for testosterone replacement therapy in the United States.

TLANDO® was granted tentative approval from the U.S. Food and Drug Administration (“FDA”) as a twice-daily oral formulation of testosterone for testosterone replacement therapy indicated for conditions associated with a deficiency or absence of endogenous testosterone, or hypogonadism in adult males. In granting tentative approval, the FDA concluded that TLANDO® met all required efficacy, quality and safety standards necessary for approval and will be eligible for final approval and marketing in the U.S. upon expiration of the exclusivity period previously granted to Clarus Therapeutics, Inc. for JATENZO® on March 27, 2022.

Under the terms of the License Agreement, Lipocine received an upfront payment of $11.0 million and is eligible for additional milestone payments up to $10.0 million and tiered royalty and commercial milestones based on net sales of TLANDO® in the United States. Antares shall be responsible for the manufacturing and commercialization of TLANDO®.

The License Agreement also grants Antares the option to license and develop LPCN 1111 (“Tlando XR”). Upon the exercise of the option, Antares shall pay an additional $4.0 million in license fees in two installments. Antares shall also be responsible for additional development and commercial milestone payments as well as tiered royalties on net sales of Tlando XR in the United States.

Tlando XR (testosterone tridecanoate) is a potential once daily oral testosterone product in development for the treatment of hypogonadism in adult males. Results of the Phase 2b study for Tlando XR met its primary endpoints, including identifying the dose expected to be tested in a Phase 3 study. Tlando XR was well tolerated with no drug-related severe or serious adverse events reported and the target Phase 3 dose also met its primary and secondary endpoints in the Phase 2b study. Tlando XR is an investigational drug and has not been approved by the FDA. If Antares exercises the option for Tlando XR, Antares shall be responsible for completing the development program including the conduct of a phase 3 clinical trial and applying for regulatory approval in the United States.

The License Agreement contains customary terms and conditions for agreements of like type, including representations, warranties and covenants.

A copy of the press release announcing the entry into the License Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Press Release issued by Antares Pharma, Inc. on October 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.
(Registrant)

Date:	October 18, 2021	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary